UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 25, 2013

CHEROKEE INC.

(Exact name of registrant as specified in its charter)

Delaware	1-18640	95-4182437
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5990 Sepulveda

Sherman Oaks, California 91411

(Address of Principal Executive Offices) (Zip Code)

(818) 908-9868

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)           Effective February 25, 2013, Mark DiSiena, previously the Chief Financial Officer of Cherokee Inc. (“Cherokee”), ceased to be Cherokee’s principal accounting officer and principal financial officer.

(c)          Pursuant to an offer letter dated February 22, 2013, Mr. Jason Boling, age 42, accepted the offer to serve as our Chief Financial Officer.  Mr. Boling will commence employment with Cherokee on or about March 25, 2013.   As Cherokee’s Chief Financial Officer, Mr. Boling will be Cherokee’s principal financial officer and Cherokee’s principal accounting officer effective upon commencement of his employment with Cherokee.  Prior to Cherokee, he was Vice President of Finance and Accounting at DTS Inc., a leader in high-definition audio technologies and audio enhancement solutions, for over six years.  Mr. Boling has broad domestic and international experience in mergers & acquisitions, acquisition integration, strategic planning, budgeting, Sarbanes-Oxley compliance and controls, investor relations, and tax planning. For four years prior to DTS, he was the Vice President and Corporate Controller at Inamed Corporation, a global manufacturer of medical devices.  Mr. Boling spent many years in public accounting, including with Deloitte & Touche LLP.  Mr. Boling is a California CPA, and he earned his bachelor’s degree in Business Administration from California State University Northridge.  Mr. Boling’s annual salary is approximately $250,000, and he is eligible for a bonus for his performance in fiscal year 2014 of up to 40% of his base salary, with $35,000 of such amount guaranteed if he remains an employee through the fiscal year.  Subject to approval of the Compensation Committee of the Board of Directors prior to the commencement of his employment, Mr. Boling will be awarded an option to acquire 30,000 shares of the Company’s common stock.  Pursuant to his offer letter, a copy of which is included with this filing, Mr. Boling may also be entitled to receive severance benefits following termination of his employment.

(e)

Effective February 25, 2013, the Compensation Committee of the Board of Directors approved bonus awards and salary increases for certain of the Company’s current named executive officers, as summarized below:

1.              Henry Stupp, the Company’s Chief Executive Officer, was awarded a discretionary bonus of $100,000.  In addition, Mr. Stupp’s base salary was increased to $750,000 per year, with such salary increase to be effective retroactive to February 1, 2013.

2.              Howard Siegel, the Company’s Chief Operating Officer, was awarded a discretionary bonus of $75,000.  In addition, Mr. Siegel’s base salary was increased to $425,000 per year, with such salary increase to be effective retroactive to February 1, 2013.

Item 9.01      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
10.1	Offer Letter to Jason Boling, dated February 22, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEROKEE INC.

Dated: March 1, 2013	By:	/s/ Henry Stupp
Henry Stupp
Chief Executive Officer